INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration
Statement Nos. 33-75564,
33-75566, 33-75568, 33-75572, 33-75574, 33-67822, and 33-67824 dated
February 1, 1995; 33-92430, 33-92428, 33-92432, and 33-92426 dated May 17, 1995;
33-92862 and 33-92860 dated May 30, 1995; 33-92858 dated
 June 1, 1995; 333-12941,
333-12875, and 333-12939 dated September 27, 1996; 333-17179 dated
December 3, 1996; 333-45423 dated February 2, 1998; 333-45491,
333-45493, 333-45495,
 333-45507, and 333-45499, dated February 3, 1998; 333-51647 dated May 1,
1998; 333-67131, 333-67133 and 333-67135 dated November 12, 1998; 333-85299,
333-85297, 333-85295, 333-85293, 333-85291, 333-85289, 333-85301 and 333-85303
dated August 16, 1999; 333-95207 dated January 24, 2000; 333-35722, 333-35729,
333-35720, 333-35736, 333-35732, 333-35718 and 333-35716 dated April 27, 2000 of
BorgWarner Inc. on Form S-8 of our report dated April 24, 2002 with respect to the consolidated balance sheets of NSK-Warner Kabushiki Kaisha as of March 31, 2002 and 2001, and the related consolidated statements of earnings, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended March 31, 2002 which report appears in the Annual Report on Form 10-K/A of BorgWarner Inc. for the year ended December 31, 2001.


KPMG
TOKYO, JAPAN
June 26, 2002